Exhibit 99.1

NETSCOUT SYSTEMS Reports Financial Results for Third Quarter Fiscal Year 2019

WESTFORD, Mass.--(BUSINESS WIRE)--January 30, 2019--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced financial results for its third quarter of fiscal year 2019 ended December 31, 2018.

“The combination of relatively strong revenue, savings from recent restructuring actions and ongoing efforts to control costs facilitated an EPS performance at the high end of our plans,” stated Anil Singhal, NETSCOUT’s president and CEO. “We were pleased to see that our efforts to expand our enterprise product portfolio are starting to yield tangible results while we also continued to make progress fortifying our incumbency with our service provider customers. As we move forward, we remain focused on key product, go-to-market and other operational initiatives that can help us elevate our value proposition, expand customer relationships and achieve our financial objectives in fiscal year 2019.”

Notable developments and highlights:

  In early November 2018, NETSCOUT enhanced its Arbor Sightline solution with the integrated Threat Mitigation System with new features and functionality. This platform has been pervasively deployed among service providers and large cloud operators to provide network-wide traffic engineering, peering analytics, traffic forensics and DDoS protection.
  NETSCOUT made substantial progress implementing its previously disclosed actions to restructure key operations. As part of this strategic realignment, which began during the second quarter of fiscal year 2019, NETSCOUT combined its previously separate service assurance and security engineering teams, began consolidating certain other facilities and implemented a voluntary separation program (VSP) and other related measures to reduce headcount. The VSP and other programs are still expected to result in a net reduction of approximately 145 employees. In conjunction with these actions, the Company recorded a restructuring charge of $13.9 million in the third quarter, nearly all of which was associated with the headcount reduction. NETSCOUT expects to record an additional restructuring charge in the range of $1.5 million to $2.0 million in the fourth quarter of fiscal year 2019 primarily for severance costs. The Company expects that these actions will generate net annual run-rate savings of approximately $22 to $24 million, of which $4 million in savings was realized in the fiscal third quarter and $6 million is expected to be realized in the fourth quarter of fiscal year 2019.
  In mid-December 2018, NETSCOUT launched its new “Visibility without Borders” marketing campaign to build broader brand awareness and showcase how its solutions can help customers worldwide improve performance management, elevate the end-user experience and enhance security across their network and broader technology infrastructures.
  The Company plans to showcase its 5G service assurance capabilities at Mobile World Congress in Barcelona, Spain in late February, highlight its market-leading DDoS and other new security solutions at RSA Conference 2019 in San Francisco, CA in early March, and hold its annual Engage Technology and User Summit from April 14-17 in Nashville, TN.

Q3 FY19 Financial Results

Total revenue (GAAP) for the third quarter of fiscal year 2019 was $246.0 million, compared with $268.9 million in the same quarter one year ago. Non-GAAP total revenue for the third quarter of fiscal year 2019 was $246.3 million versus $272.0 million in the same quarter one year ago. Third-quarter non-GAAP revenue in fiscal year 2018 included $12.0 million attributable to the handheld network test (HNT) tools business that was divested in mid-September 2018. Excluding revenue from the HNT tools business, third-quarter fiscal year 2019 organic non-GAAP revenue declined by 5% from the third quarter of fiscal year 2018. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

On April 1, 2018, NETSCOUT adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended (commonly referred to as ASC 606), using the modified retrospective approach. The adoption of ASC 606 had a slightly positive impact of approximately $0.7 million on third-quarter fiscal year 2019 revenue. In addition, starting in the first quarter of fiscal year 2019, revenue and related costs for certain subscription-oriented security offerings were classified as services rather than product. Prior period revenue and related costs for those offerings have been reclassified to conform to the current period presentation for comparability purposes and this information is available in the attached financial tables as supplementary data.

Product revenue (GAAP) for the third quarter of fiscal year 2019 was $134.1 million, which was approximately 55% of total revenue. This compares with third-quarter fiscal year 2018 product revenue (GAAP) of $146.6 million, which was approximately 54% of total revenue. On a non-GAAP basis, product revenue for the third quarter of fiscal year 2019 was also $134.1 million, which was approximately 54% of total non-GAAP revenue. This compares with third-quarter fiscal year 2018 non-GAAP product revenue $147.3 million, which was approximately 54% of total non-GAAP revenue. Third-quarter fiscal year 2018 non-GAAP product revenue included $9.1 million associated with the divested HNT tools business.

Service revenue (GAAP) for the third quarter of fiscal year 2019 was $111.9 million, or approximately 45% of total revenue versus service revenue (GAAP) of $122.4 million, or approximately 46% of total revenue, for the same period one year ago. On a non-GAAP basis, service revenue for fiscal year 2019’s third quarter was $112.1 million, or approximately 46% of total non-GAAP revenue, versus non-GAAP service revenue of $124.7 million, or approximately 46% of total non-GAAP revenue, for the same quarter one year ago. Third-quarter fiscal year 2018 non-GAAP service revenue included $3.0 million associated with the divested HNT tools business.

NETSCOUT’s loss from operations (GAAP) was $0.6 million in the third quarter of fiscal year 2019, compared with income from operations (GAAP) of $38.3 million in the comparable quarter one year ago. The Company’s third-quarter fiscal year 2019 (GAAP) operating margin was -0.3% versus 14.2% in the prior fiscal year’s third quarter. NETSCOUT’s third-quarter fiscal year 2019 loss from operations included $13.9 million of restructuring charges associated with previously disclosed actions to combine its previously separate service assurance and security engineering teams, consolidate certain facilities and implement a voluntary separation program (VSP) and other related measures to reduce headcount. The Company’s third-quarter fiscal year 2018 income from operations included restructuring charges of $3.4 million and it also benefited from one-time actions that removed approximately $25 million in operating expenses primarily through adjusting variable incentive compensation. Third-quarter fiscal year 2019 non-GAAP EBITDA from operations was $60.4 million, or 24.5% of non-GAAP quarterly revenue, which compares with $93.6 million, or 34.4% of non-GAAP quarterly revenue in the third quarter of fiscal year 2018. Third-quarter fiscal year 2019 non-GAAP income from operations was $52.6 million with a non-GAAP operating margin of 21.4%. This compares with third-quarter fiscal year 2018 non-GAAP income from operations of $83.9 million and a non-GAAP operating margin of 30.9%.

Net loss (GAAP) for the third quarter of fiscal year 2019 was $3.6 million, or $0.05 per share (diluted) versus net income (GAAP) of $89.7 million, or $1.02 per share (diluted), for the third quarter of fiscal year 2018. On a non-GAAP basis, net income for the third quarter of fiscal year 2019 was $35.2 million, or $0.45 per share (diluted), which compares with $60.7 million, or $0.69 per share (diluted), for the third quarter of fiscal year 2018.

As of December 31, 2018, cash and cash equivalents, and short and long-term marketable securities were $475.8 million, compared with $452.1 million as of September 30, 2018 and $447.8 million as of March 31, 2018. During the third quarter of fiscal year 2019, NETSCOUT did not repurchase any of its common stock.

Nine-Months FY19 Financial Results

  For the first nine months of fiscal year 2019, total revenue (GAAP) was $674.9 million and non-GAAP total revenue was $676.3 million versus total revenue (GAAP) of $751.6 million and non-GAAP total revenue of $760.8 million for the comparable nine-month period of fiscal year 2018. Non-GAAP revenue for the first nine months of fiscal year 2019 and fiscal year 2018 included $18.1 million and $33.4 million, respectively, from the divested HNT tools business. Excluding revenue from the HNT tools business, organic non-GAAP revenue for the first nine months of fiscal year 2019 declined by 10% from the first nine months of fiscal year 2018.
  Product revenue (GAAP) for the first three quarters of fiscal year 2019 was $341.8 million compared with $398.2 million in the year-ago period. Non-GAAP product revenue for the first nine months of fiscal year 2019 was $342.2 million compared with $400.4 million in the same period one year ago. Non-GAAP product revenue for the HNT tools business for the first nine months of fiscal year 2019 was $13.4 million versus $24.3 million for the comparable period of fiscal year 2018.
  For the first nine months of fiscal year 2019, service revenue (GAAP) was $333.1 million versus $353.4 million in the same period last year. Non-GAAP service revenue for the first nine months of fiscal year 2019 was $334.1 million, compared with $360.4 million for the comparable period of fiscal year 2018. The HNT tools business non-GAAP service revenue for the first nine months of fiscal year 2019 was $4.7 million versus $9.1 million for the comparable period of fiscal year 2018.
  NETSCOUT’s loss from operations (GAAP) during the first nine months of fiscal year 2019 was $100.8 million, compared with income from operations (GAAP) $3.5 million for the comparable nine-month period of fiscal year 2018. The Company’s operating margin (GAAP) for the first nine months of fiscal year 2019 was -14.9% versus 0.5% in the comparable period of fiscal year 2018. During the first three quarters of fiscal year 2019, the Company’s non-GAAP EBITDA from operations was $117.0 million, or 17.3% of non-GAAP total revenue versus non-GAAP EBITDA from operations of $169.4 million, or 22.3% of non-GAAP total revenue, in the first nine months of fiscal year 2018. The Company’s non-GAAP income from operations for the first three quarters of fiscal year 2019 was $92.9 million with a non-GAAP operating margin of 13.7%, compared with non-GAAP income from operations for the same period of fiscal year 2018 of $140.9 million and a non-GAAP operating margin of 18.5%.
  For the first nine months of fiscal year 2019, NETSCOUT’s net loss (GAAP) was $92.5 million, or $1.17 per share (diluted) compared with net income of $63.0 million, or $0.70 per share (diluted) in the same nine-month period one year ago. Non-GAAP net income for the first nine months of fiscal year 2019 was $57.3 million, or $0.72 per share (diluted) versus non-GAAP net income for the same period of fiscal year 2018 of $94.5 million, or $1.05 per share (diluted).
  NETSCOUT completed its Accelerated Share Repurchase during the second quarter of fiscal year 2019 and the Company did not repurchase any stock during the third quarter of fiscal year 2019. As of December 31, 2018, there were 14,902,841 shares available for repurchase under NETSCOUT’s previously disclosed 25 million share repurchase program.

Guidance:

NETSCOUT’s fiscal year 2019 guidance, which was last provided in November 2018, has been updated to primarily reflect the Company’s results to date, the benefits associated with the recent restructuring actions, ongoing expense management initiatives and fourth-quarter fiscal year 2019 revenue plans.

  The Company’s fiscal year 2019 GAAP revenue is now expected to be around $923 million versus its prior November 2018 guidance that ranged from $923 million to $958 million. The Company’s fiscal year 2019 non-GAAP revenue is now expected to be around $925 million, compared with its November 2018 guidance that ranged from $925 million to $960 million.
  The Company’s fiscal year 2019 GAAP net loss per share (diluted) is now expected range from $0.96 to $0.89 versus its prior November 2018 guidance that ranged from $0.93 to $0.78. The Company’s fiscal year 2019 non-GAAP net income per share (diluted) performance is now expected to range from $1.30 to $1.35, compared with the November 2018 guidance range of $1.30 to $1.40.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the attached financial tables.

Conference Call Instructions:
NETSCOUT will host a conference call to discuss its third-quarter fiscal year 2019 financial results, its outlook for fiscal year 2019 and other matters today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1669. The conference call ID is NTCTQ319. A replay of the call will be available after 12:00 p.m. ET on January 30, 2019 for approximately one week. The number for the replay is (800) 677-7320 for U.S./Canada and (402) 220-0666 for international callers.

Use of Non-GAAP Financial Information:
To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, as well as revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, transitional service agreement income, restructuring charges, intangible asset impairment charges, loss on divestiture, costs related to new accounting standard implementation, and certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services and business development and integration costs while adding back transitional service agreement income. Non-GAAP EBITDA from operations, which has been presented herein as a measure of NETSCOUT’s performance, includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations and removes transitional service agreement income, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release. NETSCOUT also references organic non-GAAP revenue, which includes all of the aforementioned revenue adjustments for non-GAAP revenue and also removes revenue associated with the HNT tools business for comparability purposes with the Company’s quarterly and year-to-date fiscal year 2019 results.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating profit, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.
NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor
Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the financial guidance for NETSCOUT; the statement that the Company remains focused on key product, go-to-market and other operational initiatives that can help the Company elevate its value proposition, expand customer relationships and achieve its financial objectives in fiscal year 2019; the statement related to the magnitude and timing of cost savings related to recent restructuring actions; the statement regarding anticipated fourth-quarter fiscal year 2019 restructuring charges, and the statement regarding plans to participate in various industry conferences to showcase its offerings to current and prospective customers. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and the Company’s subsequent Quarterly Report on Form 10-Q, all of which are on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2019 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue:
Product	$134,135	$146,569	$341,815	$398,201
Service	111,873	122,375	333,101	353,362
Total revenue	246,008	268,944	674,916	751,563

Cost of revenue:
Product	40,517	39,810	107,974	120,643
Service	29,067	24,699	87,617	84,671
Total cost of revenue	69,584	64,509	195,591	205,314

Gross profit	176,424	204,435	479,325	546,249

Operating expenses:
Research and development	49,925	44,287	161,347	161,762
Sales and marketing	74,024	77,270	224,207	239,897
General and administrative	22,788	23,033	74,141	82,400
Amortization of acquired intangible assets	16,433	18,221	57,879	54,902
Impairment of intangible assets	-	-	35,871	-
Loss on divestiture	-	-	9,177	-
Restructuring charges	13,895	3,363	17,514	3,821

Total operating expenses	177,065	166,174	580,136	542,782

Income (loss) from operations	(641)	38,261	(100,811)	3,467
Interest and other expense, net	(4,564)	(3,107)	(15,203)	(9,565)

Income (loss) before income tax benefit	(5,205)	35,154	(116,014)	(6,098)
Income tax benefit	(1,602)	(54,531)	(23,479)	(69,093)
Net Income (loss)	$(3,603)	$89,685	$(92,535)	$62,995

Basic net income (loss) per share	$(0.05)	$1.03	$(1.17)	$0.71
Diluted net income (loss) per share	$(0.05)	$1.02	$(1.17)	$0.70
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	77,774	87,210	78,916	88,985
Net income (loss) per share - diluted	77,774	87,860	78,916	89,882

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	December 31	March 31,
	2018	2018
	(Unaudited)

Assets
Current assets:
Cash, cash equivalents and marketable securities	$474,807	$447,762
Accounts receivable and unbilled costs, net	247,690	213,438
Inventories	28,909	34,774
Prepaid expenses and other current assets	50,827	56,434

Total current assets	802,233	752,408

Fixed assets, net	60,789	52,511
Goodwill and intangible assets, net	2,409,286	2,544,138
Long-term marketable securities	1,002	-
Other assets	24,074	19,551

Total assets	$3,297,384	$3,368,608

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$29,432	$30,133
Accrued compensation	71,612	46,552
Accrued other	24,395	34,690
Deferred revenue and customer deposits	260,926	301,925

Total current liabilities	386,365	413,300

Other long-term liabilities	20,057	8,308
Deferred tax liability	129,284	151,563
Accrued long-term retirement benefits	33,320	35,246
Long-term deferred revenue	84,881	91,409
Long-term debt	600,000	600,000

Total liabilities	1,253,907	1,299,826

Stockholders' equity:
Common stock	119	117
Additional paid-in capital	2,809,901	2,665,120
Accumulated other comprehensive income	(608)	2,895
Treasury stock, at cost	(1,104,042)	(995,843)
Retained earnings	338,107	396,493

Total stockholders' equity	2,043,477	2,068,782

Total liabilities and stockholders' equity	$3,297,384	$3,368,608

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017

Product Revenue (GAAP)	$134,135	$146,569	$110,753	$341,815	$398,201
Product deferred revenue fair value adjustment	-	719	-	391	2,154
Amortization of acquired intangible assets (2)	-	3	-	-	7
Non-GAAP Product Revenue	$134,135	$147,291	$110,753	$342,206	$400,362

Service Revenue (GAAP)	$111,873	$122,375	$113,044	$333,101	$353,362
Service deferred revenue fair value adjustment	243	2,345	243	957	7,081
Non-GAAP Service Revenue	$112,116	$124,720	$113,287	$334,058	$360,443

Revenue (GAAP)	$246,008	$268,944	$223,797	$674,916	$751,563
Product deferred revenue fair value adjustment	-	719	-	391	2,154
Service deferred revenue fair value adjustment	243	2,345	243	957	7,081
Amortization of acquired intangible assets (2)	-	3	-	-	7
Non-GAAP Revenue	$246,251	$272,011	$224,040	$676,264	$760,805

Gross Profit (GAAP)	$176,424	$204,435	$159,817	$479,325	$546,249
Product deferred revenue fair value adjustment	-	719	-	391	2,154
Service deferred revenue fair value adjustment	243	2,345	243	957	7,081
Share-based compensation expense (1)	1,894	1,588	2,389	5,882	4,404
Amortization of acquired intangible assets (2)	7,554	9,314	7,731	23,687	27,864
Business development and integration expense (3)	-	(405)	-	-	244
Acquisition related depreciation expense (6)	13	33	17	63	111
Transitional service agreement income (7)	-	-	2	2	-
Non-GAAP Gross Profit	$186,128	$218,029	$170,199	$510,307	$588,107

Income (Loss) from Operations (GAAP)	$(641)	$38,261	$(23,117)	$(100,811)	$3,467
Product deferred revenue fair value adjustment	-	719	-	391	2,154
Service deferred revenue fair value adjustment	243	2,345	243	957	7,081
Share-based compensation expense (1)	13,759	12,425	17,418	44,142	35,254
Amortization of acquired intangible assets (2)	23,987	27,535	25,712	81,566	82,766
Business development and integration expense (3)	1	(2,335)	366	386	2,577
New standard implementation expense (4)	72	903	54	888	1,334
Compensation for post-combination services (5)	99	225	169	717	866
Restructuring charges	13,895	3,363	2,472	17,514	3,821
Impairment of intangible assets	-	-	-	35,871	-
Acquisition related depreciation expense (6)	122	498	164	784	1,559
Loss on divestiture	-	-	9,177	9,177	-
Transitional service agreement income (7)	1,055	-	219	1,274	-
Non-GAAP Income from Operations	$52,592	$83,939	$32,877	$92,856	$140,879

Net Income (Loss) (GAAP)	$(3,603)	$89,685	$(26,428)	$(92,535)	$62,995
Product deferred revenue fair value adjustment	-	719	-	391	2,154
Service deferred revenue fair value adjustment	243	2,345	243	957	7,081
Share-based compensation expense (1)	13,759	12,425	17,418	44,142	35,254
Amortization of acquired intangible assets (2)	23,987	27,535	25,712	81,566	82,766
Business development and integration expense (3)	1	(2,335)	366	386	2,577
New standard implementation expense (4)	72	903	54	888	1,334
Compensation for post-combination services (5)	99	225	169	717	866
Restructuring charges	13,895	3,363	2,472	17,514	3,821
Impairment of intangible assets	-	-	-	35,871	-
Acquisition related depreciation expense (6)	122	498	164	784	1,559
Loss on divestiture	-	-	9,177	9,177	-
Transitional service agreement income (7)	(45)	-	-	(45)	-
Income tax adjustments (8)	(13,334)	(74,640)	(9,367)	(42,563)	(105,861)
Non-GAAP Net Income	$35,196	$60,723	$19,980	$57,250	$94,546

Diluted Net Income (Loss) Per Share (GAAP)	$(0.05)	$1.02	$(0.34)	$(1.17)	$0.70
Share impact of non-GAAP adjustments identified above	0.50	(0.33)	0.59	1.89	0.35
Non-GAAP Diluted Net Income Per Share	$0.45	$0.69	$0.25	$0.72	$1.05

Shares used in computing non-GAAP diluted net income per share	78,208	87,860	79,363	79,648	89,882

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017
(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$375	$301	$544	$1,188	$807
Cost of service revenue	1,519	1,287	1,845	4,694	3,597
Research and development	3,979	3,730	5,414	13,544	10,820
Sales and marketing	4,649	4,022	6,043	15,051	11,613
General and administrative	3,237	3,085	3,572	9,665	8,417
Total share-based compensation expense	$13,759	$12,425	$17,418	$44,142	$35,254

(2) Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
Total revenue adjustment	$-	$3	$-	$-	$7
Cost of product revenue	7,554	9,311	7,731	23,687	27,857
Operating expenses	16,433	18,221	17,981	57,879	54,902
Total amortization expense	$23,987	$27,535	$25,712	$81,566	$82,766

(3) Business development and integration expense included in these amounts is as follows:
Cost of product revenue	$-	$(107)	$-	$-	$226
Cost of service revenue	-	(298)	-	-	18
Research and development	-	(661)	356	356	61
Sales and marketing	-	(620)	-	-	357
General and administrative	1	(649)	10	30	1,915
Total business development and integration expense	$1	$(2,335)	$366	$386	$2,577

(4) New standard implementation expense included in these
amounts is as follows:
General and administrative	$72	$903	$54	$888	$1,334
Total new standard implementation expense	$72	$903	$54	$888	$1,334

(5) Compensation for post-combination services included in these amounts is as follows:
Cost of product revenue	$-	$-	$-	$-	$-
Cost of service revenue	-	-	-	-	-
Research and development	87	193	148	620	702
Sales and marketing	-	13	7	19	128
General and administrative	12	19	14	78	36
Total compensation for post-combination services	$99	$225	$169	$717	$866

(6) Acquisition related depreciation expense included in these amounts is as follows:
Cost of product revenue	$10	$13	$11	$34	$55
Cost of service revenue	3	20	6	29	56
Research and development	83	307	115	504	962
Sales and marketing	11	42	13	67	140
General and administrative	15	116	19	150	346
Total acquisition related depreciation expense	$122	$498	$164	$784	$1,559

(7) Transitional service agreement income
amounts is as follows:
Cost of service revenue	$-	$-	$2	$2	$-
Research and development	104	-	23	127	-
Sales and marketing	128	-	50	178	-
General and administrative	823	-	144	967	-
Other Income (expense), net	(1,100)	-	(219)	(1,319)	-
Total transitional service agreement income	$(45)	$-	$-	$(45)	$-

(8) Total income tax adjustment included in these
amounts is as follows:
Tax effect of non-GAAP adjustments above	$(13,334)	$(74,640)	$(9,367)	$(42,563)	$(105,861)
Total income tax adjustments	$(13,334)	$(74,640)	$(9,367)	$(42,563)	$(105,861)

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Revenue to Non-GAAP Organic Revenue
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

GAAP Product Revenue	$134,135	$146,569	$341,815	$398,201
Adjustments	-	722	391	2,161
Non-GAAP Product Revenue	$134,135	$147,291	$342,206	$400,362
HNT Tools Product Revenue	-	(9,058)	(13,429)	(24,304)
Organic Non-GAAP Product Revenue	$134,135	$138,233	$328,777	$376,058

GAAP Service Revenue	$111,873	$122,375	$333,101	$353,362
Adjustments	243	2,345	957	7,081
Non-GAAP Service Revenue	$112,116	$124,720	$334,058	$360,443
HNT Tools Service Revenue	-	(2,967)	(4,710)	(9,123)
Organic Non-GAAP Service Revenue	$112,116	$121,753	$329,348	$351,320

GAAP Revenue	$246,008	$268,944	$674,916	$751,563
Adjustments	243	3,067	1,348	9,242
Non-GAAP Revenue	$246,251	$272,011	$676,264	$760,805
HNT Tools	-	(12,025)	(18,139)	(33,427)
Organic Non-GAAP Revenue	$246,251	$259,986	$658,125	$727,378

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017

Income (Loss) from operations (GAAP)	$(641)	$38,261	$(23,117)	$(100,811)	$3,467
Previous adjustments to determine non-GAAP income from operations	53,233	45,678	55,994	193,667	137,412
Non-GAAP Income from operations	52,592	83,939	32,877	92,856	140,879

Depreciation excluding acquisition related	7,842	9,617	8,335	24,159	28,534

Non-GAAP EBITDA from operations	$60,434	$93,556	$41,212	$117,015	$169,413

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except net income per share - diluted)

	FY'18	FY'19
GAAP revenue	$986.8	~$923 million
Deferred service revenue fair value adjustment	$9.4	~$1 million to ~$2 million
Deferred product revenue fair value adjustment	$3.1	Less than $1 million
Non-GAAP revenue	$999.3	~$925 million

	FY'18	FY'19
GAAP Net Income	$79.8	(~$76 million to ~$70 million )
Deferred service revenue fair value adjustment	$9.4	~$1 million
Deferred product revenue fair value adjustment	$3.1	Less than $1 million
Amortization of intangible assets	$114.0	~$107 million
Share-based compensation expenses	$47.3	~$55 million to ~$56 million
Business development & integration expenses*	$5.9	~$2 million to ~$3 million
New accounting standard implementation	$2.6	~$1 million
Loss on Divestiture	$-	~$9 million
Restructuring costs	$5.2	~$19 million to ~$20 million
Impairment of Intangibles	$-	~$36 million
Other income	$(0.1)	-
Total Adjustments	$187.4	~$231 million to ~$233 million
Related impact of adjustments on income tax	$(142.6)	(~$53 million to ~$54 million)

GAAP net income (loss) per share (diluted)	$0.90	($0.96) to ($0.89)
Non-GAAP net income per share (diluted)	$1.41	$1.30 to $1.35

Average Weighted Shares Outstanding (diluted GAAP)	88.3	79.3 million
Average Weighted Shares Outstanding (diluted Non-GAAP)	88.3	79.3 million

* Business development & integration expenses include compensation for post-combination services, deal-related compensation and acquisition-related depreciation expense.

CONTACT:
Investors
Andrew Kramer
Vice President of Investor Relations
978-614-4279
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com